SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

March 15, 2003

Date of Report

(Date of earliest event reported)

PAN PACIFIC RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-13243	33-0752457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1631-B South Melrose Dr., Vista, CA (Address of principal executive offices)		92083 (Zip Code)

(760) 727-1002

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On January 17, 2003, Pan Pacific Retail Properties, Inc. (the “Company”) completed its acquisition of Center Trust, Inc., a Maryland corporation (“Center Trust”).

The Company is filing this Current Report on Form 8-K to file the financial statements of Center Trust for the fiscal year ended December 31, 2002, in order to incorporate by reference such information into certain of the Company’s filings under the Securities Act of 1933, as amended.

INDEPENDENT AUDITORS REPORT

To the Board of Directors and

Stockholder of Center Trust:

We have audited the accompanying consolidated balance sheets of Center Trust, Inc. and subsidiaries (the Company) as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders equity, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 and 11 to the financial statements, the Company changed the presentation of the results of operations and realized gains and losses from properties disposed of in accordance with the adoption of Statement of Financial Accounting Standard 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” during the year ended December 31, 2002.

By:	/s/ DELOITTE & TOUCHE LLP
Los Angeles, California March 15, 2003

CENTER TRUST

CONSOLIDATED BALANCE SHEETS
December 31, 2002 and 2001
(in thousands, except share data)

	2002	2001

ASSETS
Rental properties (Notes 2, 3, and 4)	$699,649	$732,818
Accumulated depreciation and amortization	(155,578)	(149,185)

Rental properties, net	544,071	583,633
Cash and cash equivalents (Note 2)	8,527	6,816
Tenant receivables, net (Note 2)	7,039	7,668
Other receivables (Note 2)	4,164	5,161
Restricted cash (Note 4)	13,039	13,282
Deferred charges, net (Note 2)	15,252	16,636
Other assets	3,437	3,877

TOTAL	$595,529	$637,073

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Secured debt (Notes 4, 8 and 9)	$356,735	$402,377
Accrued dividends and distributions (Note 5)	1,753	1,160
Accrued interest	1,744	2,058
Accounts payable and other accrued expenses	10,401	11,309
Other liability (Notes 2, 4 and 9)	5,871	—
Accrued construction costs	575	1,059
Tenant security and other deposits	2,299	2,233

Total liabilities	379,378	420,195

MINORITY INTERESTS (Notes 1 and 2):
Operating partnership (1,323,504 and 1,338,644 units issued as of December 31, 2002 and 2001, respectively)	9,811	9,696
Other minority interests	1,497	1,529

Total minority interests	11,308	11,225

COMMITMENTS AND CONTINGENCIES (Note 10)
STOCKHOLDERS’ EQUITY (Notes 5 and 6):
Common stock ($.01 par value, 100,000,000 shares authorized; 27,911,136 and 26,656,405 shares issued and outstanding at December 31, 2002 and 2001, respectively)	279	276
Additional paid-in capital	366,962	365,474
Accumulated other comprehensive loss (Notes 2, 4 and 9)	(5,871)	––
Accumulated distributions and deficit	(156,527)	(160,097)

Total stockholders’ equity	204,843	205,653

TOTAL	$595,529	$637,073

See Notes to Consolidated Financial Statements

CENTER TRUST

CONSOLIDATED STATEMENTS OF OPERATIONS

Three Years Ended December 31, 2002
(in thousands, except per share amounts)

	2002	2001	2000

REVENUES (Note 2):
Rental revenues	$64,398	$64,394	$89,988
Expense Reimbursements	22,753	22,702	28,999
Percentage rents	1,450	1,451	1,801
Other income (Note 2)	7,235	4,893	9,255

Total revenues	95,836	93,440	130,043

EXPENSES:
Interest (Notes 2 and 4)	25,093	31,910	54,697
Property operating costs:
Common area	18,539	17,436	19,974
Property taxes	9,359	9,049	12,575
Leasehold rentals (Note 10)	732	717	922
Marketing	1,137	1,262	1,454
Other operating	4,760	4,788	6,649
Depreciation and amortization (Note 2)	20,331	19,448	23,733
Impairment of assets held for sale	—	—	4,770
Reorganization costs	2,031	2,613	—
General and administrative	5,160	5,473	5,624

Total expenses	87,142	92,696	130,398

Income (Loss) From Continuing Operations Before Other Items	8,694	744	(355)
Net (Loss) Gain On Sale Of Rental Properties (Note 3)	—	(2,379)	21,245
Minority Interests (Note 2):
Operating partnership	(337)	(177)	(301)
Other minority interests	(251)	(331)	(301)

Income (Loss) From Continuing Operations	8,106	(2,143)	20,288
Discontinued Operations (Notes 2 and 14):
Income from operations	944	1,714	999
Gain on sale of rental properties, net	1,508	—	—

Income (Loss) Before Extraordinary Item	10,558	(429)	21,287
Extraordinary Loss On Early Extinguishment Of Debt (Note 4)	—	(1,768)	(17,514)

Net Income (Loss)	$10,558	$(2,197)	$3,773

BASIC AND DILUTED INCOME (LOSS) PER SHARE (Note 2):
Income (Loss) from continuing operations	$0.29	$(0.08)	$0.76
Discontinued Operations	0.09	0.06	0.04
Extraordinary Loss On Early Extinguishment Of Debt (Note 4)	—	(0.06)	(0.66)

Net Income (Loss)	$0.38	$(0.08)	$0.14

See Notes to Consolidated Financial Statements.

CENTER TRUST

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Three Years Ended December 31, 2002
(in thousands, except share data)

	Common Stock		Additional Paid-In Capital	Accumulated Distributions and Deficit	Accumulated Net Other Comprehensive Loss	Total Stockholders’ Equity

	Number of Shares	Amount

JANUARY 1, 2000	26,647,968	$266	$361,412	$(134,390)	$—	$227,288
Adjustment to Minority Interest in OP (Note 2)	—	—	(3,654)	—	—	(3,654)
Restricted Stock Grants (Note 6)	73,258	—	1,661	—	—	1,661
Net Income	—	—	—	3,773	—	3,773
Dividends declared (Note 5)	—	—	—	(22,664)	—	(22,664)

DECEMBER 31, 2000	26,721,226	266	359,419	(153,281)	—	206,404
Conversion of OP Units into Common Stock	677,881	7	5,531	—	—	5,538
Restricted Stock Grants (Note 6)	257,298	3	524	—	—	527
Net Loss	—	—	—	(2,197)	—	(2,197)
Dividends declared (Note 5)	—	—	—	(4,619)	—	(4,619)

DECEMBER 31, 2001	26,656,405	276	365,474	(160,097)	—	205,653
Conversion of OP Units into Common Stock	34,686	1	213	—	—	214
Restricted Stock Grants (Note 6)	220,045	2	1,275	—	—	1,287
Net Other Comprehensive Loss (Notes 2, 4 and 9)	—	—	—	—	(5,871)	(5,871)
Net Income	—	—	—	10,558		10,558

Net comprehensive income						4,687
Dividends declared (Note 5)	—	—	—	(6,988)	—	(6,988)

DECEMBER 31, 2002	27,911,136	$279	$366,962	(156,527)	$(5,871)	$204,843

See Notes to Consolidated Financial Statements.

CENTER TRUST

CONSOLIDATED STATEMENTS OF CASH FLOWS

Three Years Ended December 31, 2002
(in thousands)

	2002	2001	2000

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$10,558	$(2,197)	$3,773
Adjustments to reconcile net income (loss) to net cash provided by operating activities including discontinued operations:
Depreciation and amortization of rental properties	21,281	20,717	24,959
Amortization of deferred financing costs	2,643	4,087	2,644
Amortization of deferred expenses	1,234	588	710
Net (gain) loss on sale of rental properties	(1,508)	2,379	(21,245)
Write-down of asset held for sale	—	—	4,770
Loss on early extinguishment of debt	—	1,768	17,514
Minority interests in operations	588	508	602
Net changes in operating assets and liabilities	(4,251)	(3,833)	(16,815)

Net cash provided by operating activities	28,489	24,017	16,912

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of rental properties	44,225	45,074	257,430
Construction and development costs	(17,229)	(8,100)	(13,205)

Net cash provided by investing activities	26,996	36,974	244,225

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal amortization on mortgage financing	(2,687)	(6,000)	(3,940)
Principal payments on mortgage financing	(48,733)	(39,530)	(189,472)
Proceeds from mortgage financing	8,278	68,650	92,575
Borrowings on secured line of credit	17,000	133,369	207,778
Repayments of secured line of credit	(19,500)	(72,164)	(312,509)
Purchase of convertible debentures	—	—	(30,000)
Repurchase of convertible debentures	—	(128,548)	—
Costs of obtaining financing	(1,693)	(2,558)	(6,092)
Decrease (increase) in restricted cash	243	(3,751)	11,046
Dividends to shareholders	(6,430)	(8,834)	(26,399)
Distributions to minority interests	(251)	(973)	(3,164)

Net cash used in financing activities	(53,774)	(60,339)	(260,177)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,711	652	960
CASH AND CASH EQUIVALENTS, AT BEGINNING OF YEAR	6,816	6,164	5,204

CASH AND CASH EQUIVALENTS, AT END OF YEAR	$8,527	$6,816	$6,164

See Notes to Consolidated Financial Statements.

CENTER TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Three Years Ended December 31, 2002

1.          ORGANIZATION AND BUSINESS

          Center Trust, Inc. (the “Company”), a Maryland corporation, is a self-administered and self-managed real estate investment trust (“REIT”). The Company engages in the ownership, management, leasing, acquisition, development and redevelopment of retail shopping centers in the western United States.

          As of December 31, 2002, the Company owned a portfolio comprised of interests in 31 retail shopping centers (the “Properties”).  The Company’s ownership interest in the Properties is held through various partnership interests.  The Company is the sole general partner of CT Operating Partnership, L.P., a California limited partnership (the “Operating Partnership” or “OP”) and owns a 95.5% interest therein.  Of the 31 Properties, 29 are owned directly by the Operating Partnership.  Two of the Properties are owned by partnerships in which the OP has general partner interests, including a 75% interest in Willowbrook Center Partnership and a 34% effective interest in Vermont Slauson Shopping Center, LTD.  For purposes of securing various mortgages, the OP has created a series of single purpose entities.  Of the 29 properties owned by the OP, ownership of 16 of these properties is held in 13 separate wholly owned single-purpose entities.

          The Company conducts substantially all of its operations through the Operating Partnership and generally has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership.  As the general partner of Kenneth Hahn Plaza and the Vermont-Slauson Shopping Center, the Operating Partnership has sole responsibility and control over the partnerships and cannot be removed by the limited partners without cause.

          During the year ended December 31, 2002, the Company sold 4 community shopping centers. The net proceeds from these sales were used to reduce the amount outstanding under the Company’s secured line of credit.

          On June 1, 1997 the Company entered into a Stock Purchase Agreement (the “Agreement”) with LF Strategic Realty Investors, L.P. and Prometheus Western Retail, LLC, affiliates of Lazard Fréres Real Estate Investors, LLC, (together “LFREI”).  Pursuant to the Agreement, LFREI purchased 15,666,666 shares of common stock of the Company at a price of $15.00 per share for a total investment of $235 million.  The stockholders of the Company approved the Agreement on August 14, 1997.  As of December 31, 2002, LFREI owned 56.1% of the outstanding common stock of the Company.

          On January 16, 2002 the shareholders of Center Trust approved the proposed merger with Pan Pacific. At a special meeting of shareholders, more than 86% of the outstanding shares of Center Trust common stock, or 99.7% or all votes cast, were voted in favor of the merger. The merger was approved by more than 98% of the voted shares not owned by Center Trust management or Prometheus Western Retail, LLC. Center Trust and Pan Pacific finalized the merger on January 17, 2003.

2.          Significant Accounting Policies

The Company’s significant accounting policies are as follows:

          Basis of Presentation — The accompanying financial statements include the accounts of the Company and the OP on a consolidated basis. All significant intercompany transactions and balances have been eliminated in the consolidated presentation.

          The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          Minority Interests — Included in minority interest for the years ended December 31, 2002, 2001 and 2000 is the 4.5%, 5.1% and 6.8% interests, respectively, in the results of the OP which are owned by various third parties. At December 31, 2002, 2001 and 2000, 1,323,504, 1,338,644 and 2,015,692 OP Units were held by the limited partners, respectively.  The OP Units are exchangeable, subject to maintaining the Company’s status as a REIT, on a one-for-one basis for shares of the Company’s common stock.

Adjustments have been made to the minority interest balance in the OP to properly reflect their ownership interests in the Company.  During 2002, 2001 and 2000, adjustments of $204,000, $5,538,000 and $3,654,000 were recorded, respectively.  The adjustments are a result of either the purchase or issuance of additional shares of common stock and OP Units, and the conversion of OP Units into common stock.

          Other minority interest includes the limited partners’ share of equity in two properties. The two properties in which the OP has a general partner interest are Kenneth Hahn Plaza (75% interest) and Vermont-Slauson Shopping Center (34% interest). Consolidation accounting is applied to both of the above partnerships as the OP is deemed to have control over the operations of the properties.

          Rental Properties — Rental properties are stated at cost less accumulated depreciation. Costs incurred for the acquisition, renovation and betterment of the properties are capitalized.  Recurring maintenance and repairs are charged to expense as incurred. Costs incurred during the initial leasing period of a property (primarily representing interest, property taxes, and unrecoverable operating costs) are also capitalized as buildings and improvements. The initial leasing period is generally defined as that period beginning when basic construction of the building is complete and ending when substantially all tenant improvements and additional construction costs have been incurred; however, such initial leasing period does not exceed one year.

The Company regularly reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss equal to the difference between the estimated fair value and the carrying amount of the asset.

Interest costs incurred with respect to qualified expenditures relating to the construction of assets are capitalized during the construction period. Interest capitalized during the years ended December 31, 2002, 2001 and 2000 amounted to $435,000, $433,000 and $836,000, respectively. Cash paid for interest, net of capitalized interest costs, was $25,406,000, $33,310,000 and $56,791,000 for the years ended December 31, 2002, 2001 and 2000, respectively.

          Depreciation and Amortization — The cost of buildings and improvements are depreciated on the straight-line method over estimated useful lives, as follows:

Buildings — 40 years
Leasehold interests — shorter of lease term or useful life of the related property
Improvements — shorter of lease term or useful life ranging from 10 to 20 years

           Cash and Cash Equivalents — Cash and cash equivalents include highly liquid investments with original maturities of three months or less.

          Deferred Charges — Deferred charges include deferred leasing costs and loan fees. Leasing costs include an allocation of direct internal costs associated with the execution of leases and third-party leasing commissions. Such costs are amortized on the straight-line basis over the initial lives of the leases, which range from 5 to 20 years. Deferred financing fees are amortized over the terms of the respective loans.  Deferred charges, net, are comprised of the following:

	December 31,

	2002	2001

	(in thousands)
Deferred financing costs	$12,325	$11,061
Deferred leasing costs	22,103	20,705

Total deferred charges	34,428	31,766
Accumulated amortization	(19,176)	(15,130)

Deferred charges, net	$15,252	$16,636

          Revenue Recognition and Tenant Receivables — Leases with tenants are accounted for as operating leases. Minimum annual rentals are recognized on a straight-line basis over the lease term. Unbilled deferred rent represents the amount by which expected straight-line rental income exceeds rents currently due under the lease agreement. The Company continually evaluates its reserve for unbilled deferred rent and may adjust its reserve in the future for changes in the retail environment. Total rents receivable consist of the following:

	December 31,

	2002	2001

	(in thousands)
Billed tenant receivables.	$3,978	$5,978
Allowance for uncollectible rent.	(929)	(2,071)

Net billed tenant receivables	3,049	3,907

Unbilled deferred rent	6,465	6,422
Allowance for unbilled deferred rent	(2,475)	(2,661)

Net unbilled deferred rent	$3,990	$3,761

Total tenant receivables, net	$7,039	$7,668

Included in billed tenant receivables are (1) additional rentals based on common area maintenance expenses and certain other expenses which are accrued in the period in which the related expense is incurred and (2) percentage rents which are accrued on the basis of reported tenant sales.

          Other Income — In connection with the development of the Media City Center, commitments in the form of notes receivable (terminating in 2016) were received from the Community Redevelopment Agency of the City of Burbank (the “Burbank Agency”) aggregating $51,500,000 (plus interest, subject to certain reductions, as defined). Such commitments are repayable by the Burbank Agency out of incremental sales and property taxes associated with certain defined parcels within the property. Management considers amounts receivable under these notes to be contingent in nature and accordingly has not recorded such as an asset. Other income is recorded with respect to these commitments generally in proportion to the recording of property tax expense. Included in other income in connection with such commitments for the years ended December 31, 2002, 2001 and 2000 is $2,600,000, $2,713,000 and $2,713,000, respectively.  At December 31, 2002 and 2001, other receivables with respect to the accrual of such commitments from the Burbank Agency were $1,638,000 and $3,008,000, respectively.

          Under similar commitments from the Community Redevelopment Agencies of the Cities of Fullerton, Chino, and Upland, other income was recognized for the years ended December 31, 2002, 2001 and 2000 of $532,000, $518,000 and $493,000, respectively.

          Income Taxes — The Company has elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with the taxable year ended December 31, 1993. As a result, the Company generally will not be subject to federal and state income taxation at the corporate level to the extent it distributes annually at least 95% of its REIT taxable income, as defined in the Code, to its stockholders and satisfies certain other requirements. Accordingly, no provision has been made for federal and state income taxes in the accompanying consolidated financial statements.

          As of December 31, 2002 and 2001, the net tax basis of the Properties was approximately $33,164,000 and $60,847,000 respectively, less than the net book basis of such assets.

          Earnings Per Share — Basic earnings per share is based on the weighted average number of shares of common stock outstanding during the period and diluted earnings per share is based on the weighted average number of shares of common stock outstanding combined with the incremental weighted average shares that would have been outstanding if all dilutive potential common shares had been issued. The basic and diluted weighted average number of shares of common stock used in the computation for the years ended December 31, 2002, 2001 and 2000 were 27,826,529, 27,435,129 and 26,676,641, respectively. Units held by limited partners in the Operating Partnership may be exchanged for shares of common stock of the Company on a one-for-one basis and therefore are not dilutive. Accordingly, the increase in weighted average shares outstanding under the diluted method over the basic method in every period presented would be entirely a result of outstanding options issued under the Company’s Amended and Restated 1993 Stock Option and Incentive Plan.  If the shares were dilutive, the weighted average shares outstanding for the years ended December 31, 2002, 2001, and 2000 would increase by 1,358,842, 663,842 and 8,468,652 shares, respectively.  Basic and diluted earnings per share were the same for all periods presented.

          Derivative Financial Instruments —The Company is exposed to the effect of interest rate changes in the normal course of business. The Company mitigates these risks by following established risk management policies and procedures which include the periodic use of derivatives. The Company’s primary strategy in entering into derivative contracts is to minimize the volatility that changes in interest rates could have on its future cash flows. The Company employs derivative instruments that are designated as cash flow hedges, including interest rate swaps and caps, to effectively convert a portion of its variable-rate debt to fixed-rate debt. The Company does not enter into derivative instruments for speculative purposes.

          On January 1, 2001, the Company adopted Statement of Financial Accounting Standards (“SFAS”) 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities” (collectively, “SFAS 133”). SFAS 133 establishes accounting and reporting standards for derivative instruments. Specifically, SFAS 133 requires the Company to recognize all of its derivatives as either assets or liabilities on the Company’s consolidated balance sheet at fair value and to defer the related gains or losses on these contracts in stockholders’ equity as a component of accumulated other net comprehensive income or loss. To the extent that any of these contracts are not perfectly effective in offsetting the change in the value of the interest payments being hedged, changes in fair value relating to the ineffective portion of these contracts would be recognized in earnings (See Note 9).

          The Company determines fair value based upon available market information at each balance sheet date using standard valuation techniques such as discounted cash flow analysis and option pricing models.

          Segment Information — The Company operates in one segment, retail operating properties.

          Reclassifications — Certain amounts have been reclassified in the 2001 financial statements to conform to the 2002 financial statement presentation.

          New Accounting Pronouncements – On January 1, 2002, the Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) 142, “Goodwill and Other Intangible Assets” . This statement makes significant changes to the accounting for business combinations, goodwill, and intangible assets. Among other provisions, SFAS 142 requires that a portion of the purchase price of real estate acquisitions be assigned to the fair value of an intangible asset for above market operating leases or to an intangible liability for below market operating leases. Such intangible assets or liabilities are then required to be amortized into revenue over the remaining life of the respective leases. The adoption of this statement did not have a material effect on the Company’s results of operations or financial condition for the year ended December 31, 2002.

          On January 1, 2002, the Company adopted the provisions of SFAS 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). SFAS 144 addresses financial accounting and reporting for the disposal of long-lived assets and supersedes FAS 121 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.” In accordance with SFAS 144, the net income and the net gain on dispositions of operating properties sold subsequent to December 31, 2001 are reflected in the consolidated statement of operations as discontinued operations for all periods presented (see Note 11). In accordance with EITF 87-24 “Allocation of Interest to Discontinued Operations”, the Company has allocated interest on debt that is required to be repaid as a result of the disposal transaction to discontinued operations, but has elected not to allocate consolidated interest that is not directly attributable to the disposition property. The net income and the net gain on dispositions of operating properties sold prior to December 31, 2001 are included in continuing operations for all periods presented. The adoption of this statement did not have a material effect on the Company's results of operations or financial condition.

          In April 2002, FASB issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”). The most significant provisions of this statement relate to the rescission of Statement No. 4 “Reporting Gains and Losses from Extinguishment of Debt.” SFAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. Under SFAS 145, any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet certain defined criteria must be reclassified. The provisions of SFAS 145 are effective for fiscal years beginning after May 15, 2002. Management does not expect that the adoption of this statement will have a material effect on the Company’s results of operations or financial condition.

          In June 2002, FASB issued SFAS 146, “Accounting for Costs Associated with Exit or Disposal Activities” (“SFAS 146”). SFAS 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force Issue No. 94-3 “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity.” SFAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. Management does not expect that the adoption of this statement will have a material effect on the Company’s results of operations or financial condition.

               In December 2002, the FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure.” This statement amends SFAS No. 123, “Accounting for Stock-Based Compensation,” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosures about the effect on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation. Finally, SFAS No. 148 amends APB Opinion No. 28, “Interim Financial Reporting,” to require disclosure about those effects in interim financial information. For entities that voluntarily change to the fair value based method of accounting for stock-based employee compensation, the transition and the disclosure provisions are effective for fiscal years ending after December 15, 2002. The amendments to APB No. 28 are effective for interim periods beginning after December 15, 2002.

          However, the Company continues to account for stock-based compensation under the recognition and measurement principles of APB Opinion No. 25 and does not plan to voluntarily change to the fair value based method of accounting for stock-based compensation. Under this method, the Company does not recognize compensation expense for options that were granted at or above the market price of the underlying stock on the date of grant. The Company granted 710,000 stock options in 2002. No options were granted in 2001 or 2000. Had compensation expense been determined consistent with SFAS No. 123, the Company's net income (loss) and per share information would have been reduced to the following pro forma amounts (dollars in thousands, except per share data):

	Year Ended December 31,

	2002	2001	2000

	(in thousands, except per share amounts)
Net income (loss):
As reported	$10,558	$(2,197)	$3,773
Pro forma	$10,527	$(2,318)	$3,546
Net Income (loss) per share, basic and diluted:
As reported	$0.38	$(0.08)	$0.14
Pro forma	$0.38	$(0.08)	$0.13

          In November 2002, the FASB issued Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees”, Including Indirect Guarantees of Indebtedness of Others (“FIN 45”). FIN 45 significantly changes the current practice in the accounting for, and disclosure of, guarantees. Guarantees and indemnification agreements meeting the characteristics described in FIN 45 are required to be initially recorded as a liability at fair value. FIN 45 also requires a guarantor to make significant new disclosures for virtually all guarantees even if the likelihood of the guarantor having to make payment under the guarantee is remote. The disclosure requirements within FIN 45 are effective for financial statements for annual or interim periods ending after December 15, 2002. The initial recognition and initial measurement provisions are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. Management does not expect the adoption of the initial recognition and measurement provisions will have a material effect on the Company’s results of operations or financial condition.

          In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities” (“FIN 46”). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, “Consolidated Financial Statements” and provides guidance on the identification of entities for which control is achieved through means other than through voting rights (“variable interest entities” or “VIEs”) and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity’s activities without receiving additional subordinated financial support from other parties. The provisions of this interpretation are immediately effective for Vies formed after January 31, 2003. For Vies formed prior to January 31, 2003, the provisions of this interpretation apply to the first fiscal year or interim period beginning after June 15, 2003. Management does not expect that the adoption of this standard will have a material effect on the Company's results of operations or financial condition.

CENTER TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Three Years Ended December 31, 2002

3.          Rental Properties

             Rental properties consist of the following:

	December 31,

	2002	2001

	(in thousands)
Land	$150,056	$162,047
Leasehold interests	10,749	15,920
Site improvements	43,708	43,299
Buildings and improvements	477,353	503,182
Construction in process	7,782	8,370

Rental properties, at cost	699,649	732,818
Less: accumulated depreciation and amortization	(155,578)	(149,185)

Rental properties, net	$544,071	$583,633

          During 2002, the Company sold four open-air centers.  The assets sold included Ross Center, a 135,000 square foot center located in Portland , Oregon, Vancouver Park Place, a 78,000 square foot center located in Vancouver, Washington , Rosedale Village Shopping Center, a 128,000 square foot center located in Bakersfield, California and Parkway Place, a 116,000 square foot center located in Escondido, California.   Gross proceeds from the sales were $44.2 million.  Net proceeds received were $5.2million after repayment of debt or the assumption of debt by the buyer of $22.5 million (see Note 4 - Secured Debt for Additional discussion). In connection with the repayment of this debt, the Company recorded a loss on the early extinguishment of debt of $0.6 million related to the payment of certain prepayment penalties and the write-off of unamortized deferred financing costs. The combined gain on the sale of assets recognized during the year was $2.1 million.

CENTER TRUST

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Three Years Ended December 31, 2002

4.          SECURED DEBT

	December 31,

	2002	2001

	(in thousands)
Secured line of credit	$112,048	$114,548
Fixed rate notes payable to institutions — rates ranging from 6.3% to 11.45%; maturing January 2003 through January 2012; non-recourse	136,502	176,644
Variable rate notes payable to institutions — rates ranging from 4.125% to 5.5%; maturing August 2003 through December 2003; non-recourse	72,185	75,185
Floating rate tax-exempt certificates of participation — interest only at effective rate of 3.07%; maturing December 2014 through December 2015; non-recourse	36,000	36,000

	$356,735	$402,377

          During the first quarter of 2002, the Company executed an amendment to its existing line of credit with General Electric Capital Real Estate and Fleet Bank (the “Credit Facility”).  The amendment reduced the total commitment to $150 million from $170 million and has a maturity date of April 1, 2004, with a one-year extension option through April 1, 2005.  To facilitate this amendment, the Company incurred a one-percent commitment fee.  Interest is paid at 250 basis points over LIBOR (6.78% as of December 31, 2002).  As of December 31, 2002, the company had an outstanding balance of $112.0 million and $18 million of availability under the Credit Facility.

          Borrowings under the Credit Facility are secured by first mortgage liens on Media City Center, Medford Shopping Center, Sunrise Place, Frontier Village, Rheem Valley, Southern Palms, and Walmart-Baldwin Hills.  The Credit Facility is subject to certain conditions, the violation of which may affect its terms.

          On July 20, 2002, the Company fixed the interest rate on $100 million of its outstanding variable rate debt by entering into two 5-year, $50 million, LIBOR swap contracts at an average rate of 4.28%.  The Company’s effective borrowing rate is equal to the swap rate plus the applicable bank spread, which on the Company’s secured line of credit is 2.5% for an effective borrowing rate of 6.78%.  The interest rate swap is in effect for the period July 20, 2002 to July 20, 2007.  This transaction is subject to Statement of Financial Accounting Standards No. 133 “Accounting for Derivative Instruments and Hedging Activities” and Statement of Financial ‘Accounting Standards No. 138 “Accounting for Certain Derivative Instruments and Hedging Activities.”  In accordance with these accounting standards, the Company recorded the estimated fair value of the interest rate swap obligations of $5.9 million at December 31, 2002 which is recorded in other liability and accumulated other comprehensive loss in the accompanying consolidated balance sheets.  The Company expects that approximately $1.3 million of the swap liability in other comprehensive loss will be charged to earnings over the next 12 months.

          On October 24, 2002, the Company refinanced the existing $8.8 million loan, secured by its Date Palm Center in Cathedral City, California.  The new mortgage of $8.3 million has a maturity date of November 1, 2006 and bears interest at a fixed rate of 6.3%.

          During 2003, the company has debt maturities of $75.3 million.  Of this balance, three mortgages totaling $50.2 million each have two one-year extensions available to the company.  The remaining balance is for El Camino North which has a one-year and a six-month extension available to the company.

          The remaining notes payable are secured by deeds of trust and the assignment of rents and leases associated with 26 properties. Certain of the non-recourse notes payable are subject to certain conditions, the violation of which may result in additional recourse being available to the lenders. Certain of the loans are subject to substantial prepayment penalties, as defined in the respective loan agreements (See Note 9).

          Aggregate future principal payments as of December 31, 2002 are as follows:

Years Ending December 31,

(in thousands)
2003	$75,332
2004	115,426
2005	3,637
2006	12,420
2007	1,609
Thereafter	148,311

Total	$356,735

          Restricted cash at December 31, 2002 and 2001 includes reserve funds established in connection with the tax exempt financing. In addition, restricted cash includes funds restricted for the completion of certain construction projects. Interest income on such funds accrues to the benefit of the Company. Restricted cash disbursements require the approval of the trustees of the respective obligations. The floating rate tax-exempt certificate of participation requires the Company to maintain letters of credit equal to the balance outstanding. The cost of such is factored into the effective rate on such notes.

5.          STOCKHOLDERS’ EQUITY

          In addition to Common Stock, the Company’s Charter authorizes the issuance of 10,000,000 shares of Preferred Stock, par value $.01 per share. No such shares were issued or outstanding as of December 31, 2002 and 2001. The authorized shares of Common Stock are 100 million at December 31, 2002.

          During the year ended December 31, 2002, the Company declared four quarterly distributions of $0.06 per share.  During the year ended December 31, 2001, the Company declared four quarterly distributions of $0.04 per share.   During the year ended December 31, 2000, the Company declared four quarterly distributions of $0.21 per share.

6.          STOCK OPTION AND INCENTIVE PLAN

          The 1993 Stock Option and Incentive Plan, as amended, (the “Option Plan”) enables executive officers, key employees and directors of the Company to participate in the ownership of the Company. The Option Plan provides for the award of a broad variety of stock-based compensation alternatives such as non-qualified stock options, incentive stock options, and restricted stock, and provides for the grant to Independent Directors of non-qualified stock options. Options are granted at prices which are not less than market at date of grant, expire ten years from the date of grant, and are generally exercisable 25% per year over four years. The Option Plan is administered by the Compensation Committee of the Board of Directors, which is authorized to determine the number of shares to be subject thereto and the terms and conditions thereof.  Pursuant to the Option Plan, 2,750,000 shares of Common Stock were reserved for issuance to eligible participants.

          Following is a summary of the stock option activity for the three years in the period ending December 31, 2002:

	Shares Under Options	Weighted Average Exercise Price

January 1, 2000	1,327,709	$13.149
Cancelled	(612)	$11.668

December 31, 2000	1,327,097	$13.150
Cancelled	(663,255)	$11.777

December 31, 2001	663,842	$13.375
Granted	710,000	$5.52
Exercised	(625)	$4.94
Cancelled	(14,375)	$8.93

December 31, 2002	1,358,842	$9.32

          As of December 31, 2002, 2001 and 2000 options exercisable totaled 599,467, 515,842 and 799,739, respectively.

          The following table summarizes information about stock options outstanding at December 31, 2002:

Range of Exercise Prices	Number Outstanding At 12/31/02	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life	Number Exercisable As of 12/31/02	Weighted Average Exercise Price

$3.60-$7.20	695,000	$5.48	9.28	1,875	$4.94
$9.00-$14.40	358,442	$10.50	5.76	292,192	$10.62
$14.40-18.00	132,573	$16.69	3.02	305,400	$16.69

	1,358,842	$9.32	6.90	599,467	$13.70

          The fair value of options granted under the Company’s Stock Option Plan was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for 2002, 2001, and 2000, respectively:  expected life of five years; risk free interest rate of 1.23%, 4.38% and 6.71%; expected dividend yield of 4.3%, 5.4% and 17.9%; and expected volatility of 46.3%, 46.7% and 26.5%.

          The Company granted 220,045, 257,298 and 73,258 shares during the years ended December 31, 2002, 2001 and 2000, respectively, of restricted shares of Common Stock to certain Key Employees.  As holders of restricted stock have all the rights of other stockholders, subject to certain restrictions and forfeiture provisions, such restricted stock is considered to be issued and outstanding.  Restrictions on 200,000 shares will expire after seven years.  The expiration of the restrictions can be accelerated under certain circumstances at the direction of the Compensation Committee of the Board of Directors.  Unamortized compensation expense related to Unearned restricted stock of $601,000, $663,000 and $2.3 million was recorded as of December 31, 2002, 2001 and 2000, respectively, based on the market value of the shares on the date of issuance and is reflected in Stockholders’ Equity.  Restrictions of the remaining 300,000 shares of restricted stock can be lifted by the Compensation committee based on the achievement of certain performance goals.  Compensation expense will be recognized at the point in time that the restrictions are lifted based on the stock price on such date.  During 2002, 2001, and 2000, the company recorded compensation expense of $1,275,000, 524,000 and $1,661,000, respectively, related to the amortization of deferred compensation.

7.          FUTURE MINIMUM RENT

          The Company has operating leases with tenants that expire at various dates through 2037 and are either subject to scheduled fixed increases or adjustments based on the Consumer Price Index. Generally, the leases grant tenants renewal options and provide certain potential allowances during the initial lease-up period. Leases also provide for additional or contingent rents based on certain operating expenses as well as tenants’ sales volume. Future minimum rent under operating leases on a cash basis, excluding tenant reimbursements of certain costs, as of December 31, 2002 is summarized as follows:

Years Ending December 31,

(in thousands)
2003	$62,461
2004	57,233
2005	50,645
2006	43,146
2007	35,117
Thereafter	159,715

Total	$408,317

          The Properties are located throughout the western United States. More than half of our properties are located in Southern California. As of December 31, 2002, these properties represented approximately 71% of the aggregate square footage of all of the Company’s properties. The ability of the tenants to honor the terms of their respective leases is dependent upon the economic, regulatory and social factors affecting the communities and industries in which the tenants operate.

8.          FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS

          The following disclosure of estimated fair value was determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is necessary to interpret market data and develop the related estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that could be realized upon disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

          Billed tenant and other receivables, accounts payable and other liabilities are carried at amounts which reasonably approximate their fair value.

          The fixed rate mortgage notes payable totaling $136,502,000 and $176,644,000 as of December 31, 2002 and 2001, respectively, have fair values of $176,225,000 and $203,288,000, respectively (excluding prepayment penalties) as estimated based upon current interest rates available for the issuance of debt with similar terms and remaining maturities. These notes were subject to estimated prepayment penalties of $36,267,000 and $27,175,000 at December 31, 2002 and 2001, respectively, which would be required to retire these notes prior to maturity.  The fair value of the outstanding balance on the Credit Facility at December 31, 2002 is equal to its carrying value of $112,048,000.  The carrying value of floating rate tax-exempt certificates of participation and the secured line of credit at December 31, 2002 and 2001 approximates their fair value.

          The fair value estimates presented herein are based on information available to management as of December 31, 2002 and 2001. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since those dates, and current estimates of fair value may differ significantly from the amounts presented herein.

9.          FINANCIAL INSTRUMENTS: DERIVATIVES AND HEDGING

          Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and HedgingActivities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities.  As required by SFAS 133, the Company records all derivatives on the balance sheet at fair value.  The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

          For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive loss (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings.  The Company assesses the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

          The Company’s objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks.  To accomplish this objective, the Company primarily uses interest rate swaps and caps as part of its cash flow hedging strategy.  Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount.  During 2002, such derivatives were used to hedge the variable cash flows associated with existing variable rate loans.

          As of December 31, 2002, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations.  Additionally, the Company does not use derivatives for trading or speculative purposes and currently does not have any derivatives that are not designated as hedges.  At December 31, 2002, derivatives with a fair value of $5.9 million were included in other liabilities.  The change in net unrealized loss of $5.9 million as of December 31, 2002 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in shareholders’ equity and comprehensive income. No hedge ineffectiveness on cash flow hedges was recognized during 2002.

          Amounts reported in accumulated other comprehensive loss related to derivatives will be reclassified to interest expense as interest payments are made on the Company’s variable-rate debt. The change in net unrealized losses on cash flow hedges reflects a reclassification of $1.2 million of net unrealized losses from accumulated other comprehensive loss to interest expense during 2002.  During 2003, the Company expects that $1.3 million will be reclassified.

10.          COMMITMENTS AND CONTINGENCIES

          Operating Leases — The Company leases certain of its Properties under long-term ground leases which are accounted for as operating leases and which generally provide for contingent rents based on the Company’s tenants’ sales volume and renewal options.  Four leases expire between 2009 and 2018 and provide for options to renew for an additional period of 20 years. Three additional leases expire between 2047 and 2059. Future minimum rental payments required during noncancelable lease terms as of December 31, 2002 are summarized as follows:

Years Ending December 31,

(in thousands)
2003	$619
2004	622
2005	622
2006	622
2007	622
Thereafter	6,936

Total	$10,043

          Assuming exercise of all renewal options, aggregate future rental payments as of December 31, 2002 are $18.6 million. Certain of the Company’s ground leases contain participation features. Participation rents paid in accordance with such terms were $113,000, $101,000 and $88,000 for the years ended December 31, 2002, 2001, and 2000, respectively.

          Litigation — The Company is subject to various legal proceedings and claims that arise in the ordinary course of business. These matters are generally covered by insurance. While the resolution of these matters cannot be predicted with certainty, management believes, based on currently available information, that the final outcome of such matters will not have a material adverse effect on the financial statements of the Company.

11.          DISCONTINUED OPERATIONS

          In accordance with SFAS 144, the net income and the net gain on dispositions of operating properties sold subsequent to December 31,2001 are reflected in the consolidated statement of operations as discontinued operations for all period presented (See Note 2).  For the years ended December 31, 2002, 2001 and 2000, discontinued operations relates to the 4 open-air centers that the Company sold in 2002 (see Note 3).  The following table summarizes the income and expense components that comprise discontinued operations:

	2002	2001	2000

REVENUES:
Rental income	$3,695	$5,176	$5,137
Tenant reimbursements	1,036	1,424	1,528
Other income	51	65	65

Total revenues	4,782	6,665	6,730
EXPENSES:
Property expenses	1,611	1,955	1,926
Interest expense	1,278	1,727	2,480
Depreciation and amortization	949	1,269	1,226

Total expenses	3,838	4,951	5,731

Net income from discontinued operations	944	1,714	999
Net gain on disposition of assets	1,508	—	—

Total income from discontinued operations	$2,452	$1,714	$999

12.          SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

          The following table sets forth the selected quarterly financial data for the Company for the years ended December 31, 2002 and 2001 (in thousands, except per share data):

	2002 Quarter Ended

	December 31	September 30	June 30	March 31

Total operating revenues	$24,625	$23,992	$24,497	$22,722
Income from continuing operations	$3,085	$1,585	$2,034	$1,402
(Loss) income from discontinued operations	$(722)	$2,861	$435	$500
Net income	$1,741	$4,446	$1,903	$1,902
Basic and diluted income before extraordinary Item and discontinued operations per share	$0.11	$0.06	$0.07	$0.05
Basic and diluted (loss) income from discontinued operations Per share	$(0.03)	$0.10	$0.02	$0.02
Basic and diluted income per share	$0.06	$0.16	$0.09	$0.07

	2001 Quarter Ended

	December 31	September 30	June 30	March 31

Total Operating Revenues	$23,500	$23,137	$23,823	$23,980
Income (loss) from continuing operations	$1,411	$894	$(5,637)	$1,189
Income from discontinued operations	$432	$372	$459	$451
Net income (loss)	$1,460	$1,266	$(5,744)	$821
Basic and diluted income (loss) before extraordinary Item and discontinued operations per share	$0.05	$0.03	$(0.21)	$0.04
Basic and diluted income from discontinued operations per share	$0.02	$0.01	$0.02	$0.02
Basic and diluted income (loss) per share	$0.05	$0.05	$(0.21)	$0.03

Item 7(c).    Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Exhibits.

Exhibit Number	Exhibit Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pan Pacific Retail Properties, Inc.

Date:	March 31, 2003	By:	/s/ JOSEPH B. TYSON
Name: Joseph B. Tyson Title: Chief Financial Officer and Secretary

3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors.